EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary(s)
(State or Country of incorporation or organization)	Names under which business is done
Champion Home Builders Co. [Michigan]	Advantage Homes
Titan Homes
Gateway Homes
Summit Crest Homes
Redman Home Builders
Genesis Homes

CHB International B.V. [Netherlands]	—

CHB Holdings B.V. [Netherlands]	—

Moduline Industries (Canada) ULC [Alberta, Canada]	New Horizon Homes

SRI Homes ULC [Alberta, Canada]	—

Dynamic Modular Homes, LTD [Alberta, Canada]	—

CBS Monaco Limited [United Kingdom]	—

Calsafe Group (Holdings) Limited [United Kingdom]	—

The Calsafe Group Limited [United Kingdom]	—

Caledonian Building Systems Limited [United Kingdom]	—

Champion Enterprises Management Co. [Michigan]	—

Champion Homes of Boaz, Inc. [Michigan]	—

Dutch Housing, Inc. [Michigan]	Fortune Homes
Commander Homes
Champion Homes

Star Fleet, Inc.	—

Highland Acquisition Corp. [Michigan]	—

Highland Manufacturing Company, LLC [Minnesota]	—

Homes of Merit, Inc. [Florida]	Genesis Homes

New Era Building Systems, Inc. [Michigan]	Carolina Buildings Solutions
Castle Housing of Pennsylvania

North American Housing Corp. [Michigan]	New Image Homes

Redman Industries, Inc. [Delaware]	—

Redman Homes, Inc. [Delaware]	Champion Homes
Moduline Industries
Genesis Homes

Western Homes Corporation [Delaware]	Silvercrest Homes
Genesis Homes

Name of Subsidiary(s)
(State or Country of incorporation or organization)	Names under which business is done
Champion Retail, Inc. [Michigan]	—

San Jose Advantage Homes, Inc.	Advantage Homes

Champion Development Corp. [Michigan]	—
2 wholly-owned subsidiaries of this entity operate in the manufactured housing development business in the United States (none in foreign countries)
Companies not included above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
These are the 2 Champion Development Corp. subsidiaries:
1. MHCDC, LLC
2. Covington Estates Limited Partnership
These entities would not in the aggregate constitute a significant subsidiary:
1. A-1 Champion GP, Inc.
2. A-1 Liquidating, LP
3. AH Liquidating Corp.
4. Art Richter Insurance, Inc.
5. CFH Liquidating Corp.
6. Champion Financial Corporation
7. Champion GP, Inc.
8. Champion Motor Coach, Inc.
9. CHI, Inc.
10. CRH Liquidating Corp.
11. Fleming County Industries, Inc.
12. Gateway Acceptance Corp.
13. Genesis Home Centers, Limited Partnership
14. GM Liquidating Corp.
15. HH Liquidating L.P.
16. HomePride Finance Corp.
17. Homes of Kentuckiana, LLC
18. I.D.A., Incorporated
19. Iseman Corp.
20. Lamplighter Homes, Inc.
21. Lemars Investors, Inc. (28%)
22. Prairie Ridge, Inc.
23. Service Contract Corporation
24. Southern Showcase Finance, Inc.
25. SSH Liquidating Corp.
26. TPMH Liquidating Corp.
27. Victory Investment Co.
28. WM Liquidating Corp.
29. All the other Champion Development Corp. subsidiaries